SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                      _____


                                    FORM 8-K

                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported) June 26, 1996
                                                 ----------------------


                              Marker International
                              --------------------

             (Exact name of registrant as specified in its charter)


          Utah                           0-24556                87-0372759
- -------------------------------         -------------          -------------
(State or other jurisdiction of         (Commission           (IRS Employer
 incorporation)                         File Number)          ID Number)


 1070 West 2300 South, Salt Lake City, Utah                        84119
- ----------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)

Registrant's Telephone Number,
 including area code:                                        (801) 972-2100
                                                             --------------


                          N/A
- ---------------------------------------------------------------------
(Former name or former address, if changed since last report)

Item 2.   Acquisition or Disposition of Assets
          ------------------------------------

     On June 26, 1996, the Registrant acquired an additional 55% of the outstanding shares of DNR Sportsystem Ltd., a privately-held Swiss corporation ("DNR"), in which the Registrant now holds an 80% interest. The Registrant acquired the additional 55% interest by purchasing 330 common shares of DNR from the other two equity holders of DNR, with 165 of such shares being purchased from each of Lucio Roffi and Gregor Furrer & Partner Holding AG ("Gregor Furrer").

      DNR is a leading developer, marketer and distributor of snowboards, snowboard boots, snowboard bindings and other related products. Mr. Roffi is the President and Chairman of the Board of DNR. Gregor Furrer is the parent of a German ski and snowboard manufacturer that is the current exclusive supplier of snowboards to DNR.

     The aggregate purchase price for the additional 55% interest was CHF 24,169,665.30 (U.S. $19,408,709.55 based upon the rate of exchange of CHF 1.2453 to U.S. $1.00 agreed to by the Company in a forward foreign currency contract entered into by the Company on June 28, 1996). The consideration for the additional acquisition was determined by arms' length negotiations amongst the parties.

     The purchase price for the additional shares was paid by delivery, on the acquisition date, of a short-term promissory note executed by the Company to each of Mr. Roffi and Gregor Furrer. Each such note is in the amount of CHF 12,084,832.65 and is due and payable in full upon the earlier of (i) August 31, 1996 or (ii) consummation of the proposed public offering by the Registrant of 2,500,000 shares of its Common Stock, as described in its Registration Statement on Form S-1 (File No. 333-6299) filed with the Securities and Exchange Commission (the "Commission") on June 19, 1996 (the "Offering"). The Registrant expects to use substantially all of the proceeds of the Offering to pay such promissory notes. To the extent the proceeds of the Offering are insufficient to enable the Registrant to pay the entire amount of the promissory notes, the Registrant expects to pay the difference with funds borrowed through its short-term credit facilities.

     The purchase of the additional shares was made pursuant to (i) a purchase agreement, dated June 11, 1996, among the Registrant, Lucio Roffi and Gregor Furrer and (ii) a letter agreement dated June 11, 1996 between the Registrant and Mr. Roffi, each such agreement as previously described in the Registrant's Current Report on Form 8-K filed with the Commission on June 19, 1996.

     Upon the consummation of the additional acquisition, the Registrant granted a revocable proxy to Mr. Roffi entitling him to assume voting control of DNR. While the proxy remains in effect,

Mr. Roffi, who now owns 10% of the common shares of DNR, will control 51% of the vote of the DNR shares.

     On June 28, 1996, the Registrant also issued the news release set forth as
Exhibit 20(a) hereto.


Item 7.   Financial Statements, Pro Forma Financial Information
          and Exhibits
          ------------------------------------------------------


(a) Financial Statements
    --------------------

     The following Financial Statements for DNR Sportsystem Ltd., together with the manually executed accountant's report relating thereto, can also be found on pages F-22 through F-29 of the Registrant's Registration Statement on Form S-1 (File No. 333-6299) filed with the Commission on June 19, 1996:

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To DNR Sportsystem Ltd.:

    We have audited the accompanying consolidated balance sheets of DNR Sportsystem Ltd. (a Swiss corporation) and subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of income and retained earnings and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of DNR Sportsystem Ltd. and subsidiaries as of December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles in the US.

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP




Salt Lake City, Utah
May 17, 1996

                     DNR SPORTSYSTEM LTD. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)

                                                                               DECEMBER 31,
                                                                            ------------------
                                                                             1994       1995
                                                                            -------    -------
                                 ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..............................................   $ 8,531    $12,786
  Accounts receivable, less allowance for doubtful accounts
    of $119 and $135, respectively.......................................     3,459      1,682
  Inventories............................................................        53        198
  Prepaids and other current assets......................................       442        996
                                                                            -------    -------
      Total current assets...............................................    12,485     15,662
                                                                            -------    -------
PROPERTY AND EQUIPMENT, at cost:
  Office equipment.......................................................       340        822
  Vehicles...............................................................       254        343
                                                                            -------    -------
                                                                                594      1,165
  Less--accumulated depreciation and amortization........................      (309)      (541)
                                                                            -------    -------
      Net property and equipment.........................................       285        624
                                                                            -------    -------
OTHER ASSETS.............................................................         5         30
                                                                            -------    -------
                                                                            $12,775    $16,316
                                                                            -------    -------
                                                                            -------    -------

                  LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable.......................................................   $ 3,482    $ 3,720
  Accrued liabilities....................................................     1,167      1,870
  Income taxes payable...................................................     1,966      1,864
  Payable to related party...............................................     --           540
                                                                            -------    -------
      Total current liabilities..........................................     6,615      7,994
                                                                            -------    -------
COMMITMENTS AND CONTINGENCIES (Note 7)
SHAREHOLDERS' EQUITY:
  Common stock...........................................................       432        432
  Retained earnings......................................................     5,215      6,531
  Cumulative foreign currency translation adjustments....................       513      1,359
                                                                            -------    -------
      Total shareholders' equity.........................................     6,160      8,322
                                                                            -------    -------
                                                                            $12,775    $16,316
                                                                            -------    -------
                                                                            -------    -------

          The accompanying notes to consolidated financial statements are an integral part of these consolidated balance sheets.

                     DNR SPORTSYSTEM LTD. AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
                             (DOLLARS IN THOUSANDS)

                                                                  FOR THE YEARS ENDED DECEMBER
                                                                               31,
                                                                  -----------------------------
                                                                   1993       1994       1995
                                                                  -------    -------    -------
Net sales......................................................   $18,779    $26,499    $44,038
Cost of sales..................................................    11,960     16,372     29,048
                                                                  -------    -------    -------
Gross profit...................................................     6,819     10,127     14,990
                                                                  -------    -------    -------
Operating expenses:
  Selling......................................................     1,489      2,211      3,907
  General and administrative...................................     1,106      2,413      2,350
  Research and development.....................................       776        923      2,001
                                                                  -------    -------    -------
                                                                    3,371      5,547      8,258
                                                                  -------    -------    -------
Operating income...............................................     3,448      4,580      6,732
                                                                  -------    -------    -------
Other income (expense):
  Interest income..............................................       262        291        245
  Other, net...................................................      (339)        83        153
                                                                  -------    -------    -------
                                                                      (77)       374        398
                                                                  -------    -------    -------
Income before provision for income taxes.......................     3,371      4,954      7,130
Provision for income taxes.....................................       791      1,115      1,547
                                                                  -------    -------    -------
Net income.....................................................     2,580      3,839      5,583
Retained earnings beginning of year............................     1,220      3,598      5,215
Dividends......................................................      (202)    (2,222)    (4,267)
                                                                  -------    -------    -------
Retained earnings end of year..................................   $ 3,598    $ 5,215    $ 6,531
                                                                  -------    -------    -------
                                                                  -------    -------    -------

          The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                     DNR SPORTSYSTEM LTD. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                             (DOLLARS IN THOUSANDS)

                                                                  FOR THE YEARS ENDED DECEMBER
                                                                              31,
                                                                  ----------------------------
                                                                   1993      1994       1995
                                                                  ------    -------    -------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...................................................   $2,580    $ 3,839    $ 5,583
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization..............................       61        167        188
    Change in assets and liabilities:
      Accounts receivable, net.................................     (101)    (2,327)     2,208
      Inventories..............................................      736      1,664       (137)
      Prepaids and other assets................................     (168)      (170)      (510)
      Accounts payable.........................................     (481)      (480)      (226)
      Accrued liabilities......................................     (453)       408      1,070
      Income taxes payable.....................................      346        943       (360)
                                                                  ------    -------    -------
NET CASH PROVIDED BY OPERATING ACTIVITIES......................    2,520      4,044      7,816
                                                                  ------    -------    -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment...........................      (76)      (334)      (485)
                                                                  ------    -------    -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment of dividends.........................................     --       (2,424)    (4,267)
                                                                  ------    -------    -------
Effect of foreign exchange rate changes on cash................      (63)       853      1,191
                                                                  ------    -------    -------
Net increase in cash and cash equivalents......................    2,381      2,139      4,255
Cash and cash equivalents at beginning of year.................    4,011      6,392      8,531
                                                                  ------    -------    -------
CASH AND CASH EQUIVALENTS AT END OF YEAR.......................   $6,392    $ 8,531    $12,786
                                                                  ------    -------    -------
                                                                  ------    -------    -------
SUPPLEMENTAL DISCLOSURES:
  Cash paid for income taxes...................................   $  419    $   500    $ 1,777

          The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                     DNR SPORTSYSTEM LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. NATURE OF OPERATIONS

    DNR Sportsystem Ltd. (the "Company"), a corporation domiciled in Switzerland, develops, markets and distributes snowboards, snowboard boots, snowboard bindings and other related products primarily under the trade names of "DNR", "Santa Cruz" and "Sims". The Company markets and distributes these products through distributors in North America, Europe and Asia.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Consolidation

    The consolidated financial statements include the accounts of DNR Sportsystem, Ltd. and its subsidiaries. All significant intercompany transactions have been eliminated in consolidation.

Foreign Currency Translation

    The functional currency for the Company is Swiss Francs. The consolidated financial statements are translated into U.S. dollars in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52. Assets and liabilities are translated into U.S. dollars at the applicable rates of exchange at the end of a reporting period. Income and expense items are translated at the weighted average rates of exchange prevailing during the period. Translation gains and losses are reflected as a separate component of shareholders' equity.

Cash Equivalents

    Cash equivalents consist of time deposits and money market funds with original maturities of three months or less.

Property and Equipment

    Property and equipment are recorded at cost and depreciated using accelerated methods over their estimated useful lives ranging from 2 to 5 years. Major renewals and betterments are capitalized, while costs for minor replacements, maintenance and repairs are charged to expense as incurred.

Income Taxes

    The Company recognizes deferred tax assets or liabilities for expected future tax consequences of events that have been recognized in the financial statements or tax returns. Under this method, deferred tax assets or liabilities are determined based upon the difference between financial statement and

                     DNR SPORTSYSTEM LTD. AND SUBSIDIARIES

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

income tax bases of assets and liabilities using the enacted tax rates expected to apply when differences are expected to be settled or realized.

NOTE 3. MAJOR SUPPLIERS, SIGNIFICANT CUSTOMERS AND GEOGRAPHICAL
INFORMATION

Significant Suppliers

    The Company has an exclusive agreement with a shareholder to manufacture snowboards for the Company. The agreement requires that all snowboards be manufactured by this shareholder. The agreement can only be terminated upon the earlier of the occurrence of certain events as outlined in the agreement or September 1999 (see Note 8).

    The Company has an agreement with a shareholder to develop and manufacture snowboard bindings exclusively for the Company. The agreement requires the Company to obtain advance approval from the Company before snowboard bindings can be manufactured by other parties. This agreement expires in September 2000 (see Note 8).

Significant Customers

    For the years ended December 31, 1993 and 1994, three customers accounted for 15, 11 and 15 percent, and 18, 9 and 17 percent, respectively, of net sales. For the year ended December 31, 1995 these same customers accounted for 26, 15, and 14 percent of net sales, respectively.

Geographical Information

    For the years ended December 31, 1993, 1994 and 1995, the Company had sales to the following geographical regions (in thousands).

                                                                   1993       1994       1995
                                                                  -------    -------    -------
North America..................................................   $ 4,791    $ 6,087    $10,633
Europe.........................................................     8,092     12,992     15,536
Asia...........................................................     5,896      7,420     17,869
                                                                  -------    -------    -------
  Total........................................................   $18,779    $26,499    $44,038
                                                                  -------    -------    -------
                                                                  -------    -------    -------

    All of the Company's identifiable assets are located in Europe.

NOTE 4. LINE OF CREDIT

    The Company has a line of credit arrangement with a bank which provides for maximum borrowings of Swiss Francs 4,200,000 (approximately $3,600,000 at December 31, 1995). Interest on borrowings is at the bank's established rate. For the years ended December 31, 1994 and 1995, the credit lines were not used. The agreement requires that the Company maintain certain financial covenants.

                     DNR SPORTSYSTEM LTD. AND SUBSIDIARIES

NOTE 5. INCOME TAXES

    The components of the provision for income taxes for the years ended December 31, 1993, 1994 and 1995 are as follows (in thousands):

                                                                       1993     1994      1995
                                                                       ----    ------    ------
Current provision...................................................   $848    $1,259    $1,481
Deferred provision (benefit)........................................    (57)     (144)       66
                                                                       ----    ------    ------
  Total provision...................................................   $791    $1,115    $1,547
                                                                       ----    ------    ------
                                                                       ----    ------    ------

NOTE 6. RESTRICTED RETAINED EARNINGS

    As of December 31, 1995, approximately $791,000 of the Company's retained earnings are restricted as to dividend payments.

NOTE 7. COMMITMENTS AND CONTINGENCIES

License Agreements

    The Company has entered into license agreements to use the tradenames Sims and Santa Cruz. The agreements require the Company to pay royalties ranging from 2 to 6 percent of gross sales for snowboards, bindings and accessories. The agreements expire in 2001 with options for renewal. Under the Sims license agreement, 60 percent of DNR's total sales must be comprised of Sims products. Royalty expense for the years ended December 31, 1993, 1994 and 1995 was approximately $684,000, $813,000 and $1,834,000, respectively.

Leases

    The Company is committed under various long-term noncancellable operating leases for office space and certain equipment which require minimum annual rentals as follows (in thousands):

    YEAR ENDING
   DECEMBER 31,                                                       AMOUNT
   ------------                                                       ------
1996...............................................................    $189
1997...............................................................     220
1998...............................................................     148
1999...............................................................     145
2000...............................................................     145
Thereafter.........................................................      36
                                                                      ------
                                                                       $883
                                                                      ------
                                                                      ------

    Lease expense for the years ended December 31, 1993, 1994 and 1995 totalled approximately $77,000, $153,000 and $202,000, respectively.

                     DNR SPORTSYSTEM LTD. AND SUBSIDIARIES

NOTE 7. COMMITMENTS AND CONTINGENCIES--(CONTINUED)

Legal Matters

    The Company is subject to various legal matters associated with the risks inherent in the sport of snowboarding which it considers normal for its business activities. Management believes that these matters have been provided for and will not have a material impact on the financial condition, liquidity, or results of operations of the Company.

    Based on a favorable settlement of a claim in early 1996, the Company reduced its related liability as of December 31, 1995 by approximately $341,000. Such amount is reflected as a reduction of general and administrative expenses in 1995.

NOTE 8. RELATED PARTY TRANSACTIONS

    During 1994 and 1995, the Company purchased snowboards totalling approximately $6,010,000 and $18,281,000 from a certain shareholder under a manufacturing contract (see Note 3). As of December 31, 1994 and 1995 approximately $1,543,000 and $1,288,000 was owed to this entity and included in accounts payable.

    During 1995, a shareholder of the Company performed certain binding development services and charged the Company approximately $540,000 (see Note
3). As of December 31, 1995, this amount remains owing.

    During 1993 the Company made product sales totalling approximately $1,549,000 to companies owned at that time by certain shareholders of the Company. During 1994 and 1995, the Company continued to sell to these companies. However, the individuals were no longer shareholders of the Company.

NOTE 9. BENEFIT PLAN

    The Company sponsors a defined contribution plan for substantially all full time employees. The Company's contribution is discretionary and is based upon a percentage of the eligible employees' salaries. For the years ended December 31, 1993, 1994 and 1995 Company contributions totalled $15,000, $248,000 and $611,000, respectively.

NOTE 10. COMMON STOCK

    The capital stock of Company consists of 600 registered and issued shares of common stock with a nominal value of Swiss Francs 1,000 per share.

(b) Pro Forma Financial Statements
    ------------------------------

    The following unaudited pro forma condensed consolidated financial data is based upon the historical consolidated financial statements of the Company, adjusted to give effect to the recent acquisition of an additional 55% of the common shares of DNR Sportsystem.

    The pro forma adjustments are based upon available information and certain assumptions that management of the Company believes are reasonable. The unaudited pro forma condensed consolidated statement of income is not necessarily indicative of the future results of operations of the Company, its financial position or the results of operations which may have occurred had this transaction occurred on April 1, 1995. The unaudited pro forma adjustments are described in the accompanying notes to the unaudited pro forma financial data.

                     MARKER INTERNATIONAL AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1996
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                     HISTORICAL
                                               -----------------------
                                                               DNR          PRO FORMA
                                               MARKER      SPORTSYSTEM     ADJUSTMENTS       PRO FORMA
                                               -------     -----------     -----------       ---------
Current Assets:
  Cash and cash equivalents.................   $ 6,189       $12,786                         $  18,975
  Accounts receivable, net..................    22,151         1,682         $  (540)(2b)       23,293
  Inventories...............................    32,668           198                            32,866
  Prepaid and other.........................     3,584           996                             4,580
                                               -------     -----------     -----------       ---------
      Total current assets..................    64,592        15,662            (540)           79,714
Property and Equipment, net.................    13,121           624                            13,745
Investment in DNR Sportsystem...............     6,832        --              (6,832)(2a)       --
Other assets................................     2,720            30          19,583(2a)        22,333
                                               -------     -----------     -----------       ---------
      Total assets..........................   $87,265       $16,316         $12,211         $ 115,792
                                               -------     -----------     -----------       ---------
                                               -------     -----------     -----------       ---------

Current Liabilities:
  Notes payable to banks....................   $30,556       $--             $ 2,068(2a)     $  32,624
  Current maturities of debt................    11,076        --                                11,076
  Related party payable.....................     --              540            (540)(2b)       --
  Accounts payable..........................     2,899         3,720                             6,619
  Other current liabilities.................     6,514         3,734                            10,248
                                               -------     -----------     -----------       ---------
      Total current liabilities.............    51,045         7,994           1,528            60,567
                                               -------     -----------     -----------       ---------

Long-term Liabilities:
  Long-term debt, net.......................     5,452        --                                 5,452
  Series A Bonds, net.......................    10,000        --                                10,000
                                               -------     -----------     -----------       ---------
      Total long-term liabilities...........    15,452        --                                15,452
                                               -------     -----------     -----------       ---------
Minority interest...........................     --           --               1,664(2a)         1,664
                                               -------     -----------     -----------       ---------
Shareholders' Equity:
  Common stock..............................        84           432            (407)(2a)          109
  Additional paid-in capital................    21,531        --              17,316(2a)        38,847
  Retained earnings (deficit)...............    (1,293)        6,531          (6,531)(2a)       (1,293)
  Cumulative foreign currency translation
adjustments.................................       446         1,359          (1,359)(2a)          446
                                               -------     -----------     -----------       ---------
      Total shareholders' equity............    20,768         8,322           9,019            38,109
                                               -------     -----------     -----------       ---------
      Total liabilities and equity..........   $87,265       $16,316         $12,211         $ 115,792
                                               -------     -----------     -----------       ---------
                                               -------     -----------     -----------       ---------

   See accompanying notes to pro forma condensed consolidated financial data.

                     MARKER INTERNATIONAL AND SUBSIDIARIES
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                       FOR THE YEAR ENDED MARCH 31, 1996
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                        HISTORICAL
                                                  ----------------------
                                                                 DNR         PRO FORMA
                                                  MARKER     SPORTSYSTEM    ADJUSTMENTS    PRO FORMA
                                                  -------    -----------    -----------    ---------
Net sales......................................   $87,911      $44,038                     $131,949
Cost of sales..................................    52,608       29,048                       81,656
                                                  -------    -----------                   ---------
Gross profit...................................    35,303       14,990                       50,293
Operating expenses.............................    29,479        8,258       $     818(2c)   38,555
                                                  -------    -----------    -----------    ---------
Operating income...............................     5,824        6,732            (818)      11,738
Other income (expense), net....................    (1,526)         398          (1,595)(2e)  (2,888)
                                                                                  (165)(2d)
                                                  -------    -----------    -----------    ---------
Income before income taxes, minority interest
  and cumulative effect of accounting change...     4,298        7,130          (2,578)       8,850
Provision for income taxes.....................      (609)      (1,547)                      (2,156)
Minority interest..............................     --          --              (1,117)(2d)  (1,117)
Cumulative effect of accounting change.........      (266)      --                             (266)
                                                  -------    -----------    -----------    ---------
Net income.....................................   $ 3,423      $ 5,583       $  (3,695)    $  5,311
                                                  -------    -----------    -----------    ---------
                                                  -------    -----------    -----------    ---------
Income per common share before cumulative
  effect of accounting change..................   $  0.43                                  $   0.50
Accounting change per common share.............     (0.03)                                    (0.02)
                                                  -------                                  ---------
Net income per common share....................   $  0.40                                  $   0.48
                                                  -------                                  ---------
                                                  -------                                  ---------
Weighted average common shares outstanding.....     8,595                        2,500(2f)   11,095
                                                  -------                   -----------    ---------
                                                  -------                   -----------    ---------

   See accompanying notes to pro forma condensed consolidated financial data.

                     MARKER INTERNATIONAL AND SUBSIDIARIES
            NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

(1) BASIS OF PRESENTATION

    The accompanying pro forma condensed consolidated balance sheet and statement of income are presented to give effect to the acquisition of an additional 55% of the common stock of DNR Sportsystem, a Swiss corporation, which closed on June 26, 1996. In June 1995, the Company through a wholly-owned subsidiary acquired 25% of DNR Sportsystem's common stock. This presentation assumes that the additional acquisition occurred as of March 31, 1996 for purposes of the pro forma condensed balance sheet. For purposes of the pro forma condensed statement of income, this presentation assumes that the Company acquired its total 80% common stock ownership interest in DNR Sportsystem as of April 1, 1995, the beginning of Marker's fiscal 1996 year.

    The historical income statement period for DNR Sportsystem is for the year ended December 31, 1995. The historical balance sheet of DNR Sportsystem is as of December 31, 1995.

    The purchase method of accounting has been used in preparing the pro forma condensed consolidated financial data.

(2) PRO FORMA ADJUSTMENTS

Balance Sheet Adjustments

    (a) In June 1995, Marker acquired 25% of the common shares of DNR Sportsystem for Swiss Francs 6.2 million (U.S. $5.4 million). In June 1996, the Company acquired an additional 55% for Swiss Francs 24.2 million (U.S. $19.4 million). The June 1996 acquisition amount in Dollars is based on an exchange rate of 1.2453 Swiss Francs per Dollar which is the rate of exchange agreed to by the Company in a forward foreign currency exchange contract entered into by the Company on June 28, 1996. The $19.4 million purchase price is expected to be paid primarily from the proceeds of the issuance of approximately 2,500,000 shares of Common Stock at an assumed offering price of $7.75 per share. The balance of the purchase price will be funded through the issuance of short-term debt of approximately $2.1 million. The total purchase price of $24.8 million for the 80% has been allocated as follows (in thousands):


Tangible net assets..............................................   $ 5,218
Intangible assets (goodwill, tradenames and licenses)............    19,583
                                                                    -------
                                                                    $24,801
                                                                    -------
                                                                    -------

    This adjustment (i) eliminates the Company's investment in DNR Sportsystem for its 25% ownership as of March 31, 1996 of $6,832,000, (ii) records intangible assets totaling $19,583,000, (iii) reflects the issuance of 2,500,000 shares of Common Stock with estimated net proceeds of approximately $17,341,000 and the use of such proceeds to fund the majority of the purchase price, (iv) records the issuance of approximately $2,068,000 of short-term debt to fund the balance of the purchase price and (v) consolidates the accounts of DNR Sportsystem and Marker by eliminating DNR Sportsystem's equity accounts and recording minority interest of $1,664,000.

    (b) Adjustment to eliminate intercompany payables and receivables of approximately $540,000 related to a snowboard binding development services agreement between Marker and DNR Sportsystem. See Note 8 to DNR Sportsystem's consolidated financial statements.

Statement of Income Adjustments

    (c) Adjustment to reflect total amortization expense of $818,000 relating to intangibles using amortization periods of 3 to 30 years.

    (d) Adjustment to record interest expense of approximately $165,000 related to short-term debt issued to fund the additional acquisition. An assumed interest rate of 8% was used for purposes of this pro forma adjustment.

    (e) Adjustment to (i) eliminate the equity in earnings of DNR Sportsystem of approximately $1,595,000 recorded by Marker for the year ended March 31, 1996 for its 25% ownership in DNR Sportsystem and (ii) to record minority interest of $1,117,000 for the minority shareholders' 20% interest in DNR Sportsystem's earnings.

    (f) Adjustment to increase the number of weighted average common shares outstanding by 2,500,000 for the Common Stock expected to be issued to finance the DNR Equity Purchase.

(c) Exhibits
    --------

2(a) Share Purchase and Shareholders Agreement among Lucio Roffi, Gregor Furrer & Partner Holding AG and Marker International, dated June 11, 1996 (filed as Exhibit 2(a) to the Company's Current Report on Form 8-K filed June 19, 1996 and incorporated by reference herein).

2(b) Letter Agreement between Lucio Roffi and Marker International, dated June 11, 1996 (filed as Exhibit 2(b) to the Company's Current Report on Form 8-K filed June 19, 1996 and incorporated by reference herein).

2(c) Short-term Promissory Note for CHF 12,084,832.65 executed by the Registrant and payable in full to Gregor Furrer & Partner Holding AG on or prior to August 31, 1996.

2(d) Short-term Promissory Note for CHF 12,084,832.65 executed by the Registrant and payable in full to Lucio Roffi on or prior to August 31, 1996.

20(a)     News Release, dated June 28, 1996.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   MARKER INTERNATIONAL


                                   By:/s/ Brad Stewart
                                      -----------------------------
                                      Name:  Brad Stewart
                                      Title: Chief Financial Officer




Dated: July 11, 1996

                                  EXHIBIT INDEX
                                  -------------


                                                       Sequentially
Exhibit        Description                             Numbered Page
- -------        -----------                             -------------


2(a)           Share Purchase and Share-
               holders Agreement among
               Lucio Roffi, Gregor
               Furrer & Partner Holding
               AG and Marker International,
               dated June 11, 1996 (filed
               as Exhibit 2(a) to the
               Company's Current Report on
               Form 8-K filed June 19, 1996
               and incorporated by reference
               herein).

2(b)           Letter Agreement between Lucio
               Roffi and Marker International,
               dated June 11, 1996 (filed
               as Exhibit 2(b) to the
               Company's Current Report on
               Form 8-K filed June 19, 1996
               and incorporated by reference
               herein).

2(c)           Short-term Promissory Note
               for CHF 12,084,832.65 executed
               by the Registrant and payable
               in full to Gregor Furrer & Partner
               Holding AG on or prior to
               August 31, 1996.

2(d)           Short-term Promissory Note
               for CHF 12,084,832.65 executed
               by the Registrant and payable
               in full to Lucio Roffi on or prior
               to August 31, 1996.

20(a)          News Release, dated June 28, 1996.






























                                       -i-